-




                                   DATED 1998





                              PSC BAR CODE LIMITED


                                     - and -


                                  N P DAVIS ESQ


                      -------------------------------------

                                SERVICE AGREEMENT

                      -------------------------------------


                                   Penningtons
                                    Highfield
                                  Brighton Road
                                    Godalming
                                     Surrey
                                     GU7 1NS






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THIS AGREEMENT is made the day of ____________________ 1998

BETWEEN:

(1) PSC BAR CODE LIMITED (registered no 2668056) whose registered office is at Peter House, St Peter's Square, Manchester M1 5BH("the Company"); and

(2)     NIGEL  PHILIP  DAVIS of  95  Hungerford  Drive,   Maidenhead, Berkshire,
        SL6 7UU  ("the Executive").


WHEREAS, in order to enhance the Executive's continued service to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company and in order to assure both the Company and the Executive of continuity of management in the event of any actual or threatened change in control of the Company, the Company wishes to provide in this Agreement for severance benefits to the Executive in the event of a termination of employment by the Company or a change in control of the Company.

NOW, THEREFORE, in consideration of the premises and of Executive agreeing to continue to serve as an employee of the Company, the parties hereto agree as follows:

1.    Interpretation

1.1 In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:

     "associated company" the Holding Company and any subsidiary of the Holding Company, any company the equity share capital of which (as defined in Section 744 of the Companies Act, 1985) is owned as to 50% or less but more than 25% by such Holding Company or by any of its subsidiaries or by the Company or any of its subsidiaries as the case may be and shall include any subsidiary of an associated company;

     the "Board" the directors of the Company from time to time present (in any manner permitted by the Articles of Association of the Company) at a meeting of the directors or of a committee of the directors duly convened and held;

     "Change in Control" a Change in Control as defined in Clause 19.1 of this Agreement;


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     the "Employment" the employment of the Executive by the Company pursuant to this Agreement;

     "Good Reason" Good Reason as defined in Clause 19.2 of this Agreement;

     the "Group" the Company and its subsidiaries and associated companies from time to time (and the expression "Group Company" and "Group Companies" shall be construed accordingly);

     "Holding Company" PSC Inc and any other holding company of the company as defined by Section 736 of the Companies Act 1985;

     "Intellectual Property" letters patent trade marks service models design rights applications for registration of any of the foregoing and the right to apply for them in any part of the world inventions drawings computer programs confidential information know-how and rights of like nature arising or subsisting anywhere in the world in relation to all of the foregoing whether registered or unregistered;

     "Severance Benefits" cash and other benefits payable under Clause 18 of this Agreement;

     "Subsidiary" a subsidiary as defined by Section 736 of the Companies Act, 1985;

     "Termination Date" the termination date of the Employment under this Agreement howsoever terminated.

     "Termination for Cause" termination of this appointment by the Company pursuant to Clause 17.2 of this Agreement.

1.2 All references to a statutory provision shall be construed as including references to any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force.

2.   Appointment and duration

2.1 The Company appoints the Executive and the Executive agrees to serve as Vice President Europe, Middle East and Africa (VP EMEA).


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2.2  The appointment  shall be deemed to have commenced on 12 May 1997 and shall continue (subject to earlier termination as provided in this Agreement) until terminated by the Company giving to the Executive not less than twelve calendar months prior notice or by the Executive giving to the Company not less than three calendar months prior notice. Provided that this Agreement shall automatically terminate on the Executive's sixty fifth birthday.

2.3 The Company may at its absolute discretion elect to terminate the employment of the Executive with immediate effect by paying to the Executive salary and other benefits under this Agreement in lieu of notice.

3.   Duties of the Executive

     During the Employment:

3.1 the Executive shall undertake and diligently pursue such duties in relation to the Company as the Board shall from time to time entrust to him and shall obey and observe all the lawful and reasonable resolutions of the Board from time to time given or made and, shall devote the whole of his time and attention during business hours (except holidays) to the discharge of his duties hereunder and to the benefit of the Company and shall carry out his duties in a loyal and efficient manner;

3.2 the Executive may be required in pursuance of his duties hereunder to serve not only the Company but also any other Group Company;

3.3 the Executive shall promote the trade and business of the Company and the Group to the best of his ability knowledge and power;

3.4 the Executive shall not willingly do anything to the prejudice of the Company or any other Group Company or of the Group as a whole or any trade or business in which the Company or any other Group Company may for the time being be directly or indirectly interested;

3.5 if the Executive becomes aware of any facts, matters, circumstances or information which may relate to or affect the Company or any other Group Company or any trade or business in which the Company or any other Group Company is for the time being interested he shall forthwith communicate the same in writing to the Board giving full particulars of the matters of which he is aware;

3.6 without prejudice to the generality of clause 3.5 if the Executive becomes aware of any of the following:-

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                  (a)       all matters  relating to any misconduct,  dishonesty
                            or other conduct on the part of employees or directors of the Company or any other Group Company which may be in breach of their contracts of employment or may adversely affect the Company or any one or more members of the Group; and/or

                  (b) any details relating to any secret process or confidential information which is or may be relevant to the business of the Company or any one or more members of the Group;

     then he shall immediately communicate the same to the Board;

3.7  the Executive shall at all times keep the Board promptly and fully informed
     of  the   business  and  affairs  of  the  Company  and  provide  all  such explanations as the Board may require; and

3.8 the Executive shall not at any time make any untrue statement in relation to the Company or any other Group Company and in addition shall not after the termination of the Employment represent himself as being employed by or connected with the Company or any other Group Company.

4.   Place of work and residence

     The Executive shall initially carry out his duties at Axis 3 Rhodes Way, Watford, Herts WD2 4YW

5.   Pay

5.1 During his appointment the Company shall pay to the Executive an annual salary at the rate of (pound)110,000. Such salary shall accrue day-to-day and be payable by equal monthly instalments in arrears. The salary shall be deemed to include any fees receivable by the Executive as a Director of the Company or any Group Company, or of any other company or unincorporated body in which he holds office as nominee or representative of the Company or any Group Company.

5.2 The Executive's salary shall be notified to the Executive by the Board following adoption by the Board of the accounts of the Company for the immediately preceding financial period and the rate of salary may be increased by the Company with effect from 1 January in the succeeding year by such amount if any as it shall think fit.

5.3 In addition the Executive shall be entitled to participate in the Company's Business Incentive Scheme under which the Executive may be entitled to be paid monthly incentive payments of such amounts (if any) and subject to such conditions as the Board may in its absolute discretion decide.


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6.   Medical Insurance and Life Assurance

6.1 The Company shall so long as the Executive is employed by the Company contribute to a life assurance policy on the life of the Executive for the benefit of the Executive. The Executive agrees to submit to such physical examinations as may be required from time to time by assurers or prospective assurers in connection with such policy. The Company agrees to pay any costs or expenses that may be payable in connection with such physical examination.

6.2 The Executive shall be entitled to participate at the Company's expense in the Company's long term disability insurance scheme and for himself his wife and dependent children in the Company's private medical expenses insurance scheme (or schemes).

6.3 In the event of the Executive (or, where relevant, members of his family) not being acceptable to the relevant insurers referred to in Clause 6.1 or
     6.2 at standard rates of premium, the Executive agrees to reimburse to the Company forthwith on demand the amount of any excess over such standard rates.

7.      Expenses

7.1 The Company shall reimburse to the Executive on a monthly basis all travelling, hotel, entertainment and other expenditure reasonably incurred by him in the proper performance of his duties subject to the production to the Company of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

7.2 Where the Company issues a company sponsored credit or charge card to the Executive he shall use such card only for expenditure reimbursable under clause 7.1 above, and shall return it to the Company forthwith on the termination of his employment.

7.3 The Company shall reimburse the Executive all home and mobile telephone and facsimile bills to the extent that the same are properly incurred by him in the course of the Employment and are supported by evidence of payment.

8.   Pension

8.1 The Executive is eligible to join the PSC BCL Group Personal Pension Scheme subject to the terms of its Rules from time to time.

8.2 A contracting out certificate under the Social Security Pensions Act 1975 is not in force in respect of the Executive's employment.


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9.   Car

9.1 Subject to the Executive holding a current full driving licence, the Company shall provide the Executive with a car of such make and model as the Board shall decide for his sole business and private use in respect of which the Company shall pay or reimburse the Executive all standing and running costs (including petrol, insurance, tax, servicing and repairs but excluding the cost of petrol consumed during holiday periods).

9.2 The Executive shall always comply with all regulations laid down by the Company from time to time with respect to company cars, shall forthwith notify the Company of any accidents involving his company car and, on termination of his appointment whether lawfully or unlawfully, shall forthwith return the car and its keys to the Company.

9.3 The Executive shall not permit such car to be taken out of the United Kingdom without the written consent of the Finance Director.

10.  Holiday

10.1 In addition to English public holidays the Executive is entitled to 25 working days paid holiday in each holiday year from 1 January to 31 December to be taken at such time or times as are agreed with the Board. The Executive shall not carry forward any unused part of his holiday entitlement to a subsequent year.

10.2 For the year during which his appointment commences or terminates, the Executive is entitled to 2.08 working days holiday for each complete calendar month of his employment by the Company during that year. On the termination of his appointment for whatever reason, the Executive shall be entitled to pay in lieu of outstanding holiday entitlement and shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for payment and repayment shall be 1/253 x of the Executive's annual basic salary for each day.

11.  Incapacity

11.1 If the Executive is absent because of sickness (including mental disorder) or injury he shall report this fact forthwith to the Company Secretary's office and if the Executive is so prevented for seven or more consecutive days he shall provide a medical practitioner's statement on the eighth day and weekly thereafter so that the whole period of absence is certified by such statements. Immediately following his return to work after a period of absence the Executive shall complete a Self-Certification form available from the Company Secretary's office detailing the reason for his absence.

11.2 If the Executive shall be absent due to sickness (including mental disorder) or injury duly certified in accordance with the provisions of sub-clause 11.1 hereof, he shall be paid his full remuneration hereunder for up to 30 working days' absence in any period of 12 consecutive months and thereafter such remuneration, if any, as the Board shall from time to time determine provided that such remuneration shall be inclusive of any Statutory Sick Pay to which the Executive is entitled under the provisions of the Social Security and Housing Benefits Act 1982 and any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered) may be deducted therefrom.


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11.3 For Statutory Sick Pay purposes the  Executive's  qualifying  days shall be his normal working days.

11.4 At any time during the period of his appointment, (but not normally more often than every second year), the Executive shall at the request and expense of the Company permit himself to be examined by a registered medical practitioner to be selected by the Company and shall authorise such medical practitioner to disclose to and discuss with the Company's medical adviser the results of such examination and any matters which arise from it in order that the Company's medical adviser can notify the Company of any matters which, in his opinion, might hinder or prevent the Executive (if during a period of incapacity) from returning to work for any period or (in other circumstances) from properly performing any duties of his appointment at any time.

12.  Non-disclosure and Non-use of Confidential Information

     The Executive acknowledges that the Executive's work as an employee of the Company has exposed the Executive to Confidential Information of the Company and of Group Companies and that the Executive's continuing service to the Company may expose him to additional Confidential Information. "Confidential Information" includes, but is not limited to, matters which are not readily available to the public which are:

     a) of a technical nature, such as, but not limited to, methods, know-how, formulae, compositions, drawings, blueprints, compounds, processes, discoveries, machines, inventions, computer programs and similar items;

     b) of a business nature, such as, but not limited to, information about sales or lists or customers, prices, costs, purchasing, profits, markets, strengths and weaknesses of products, business processes, business and marketing plans and activities and employee and personnel records;

     c) pertaining to future developments, such as, but not limited to, research and development, future marketing or merchandising plans or ideas.

       The Executive agrees that during the period of the Employment and for five years thereafter, the Executive will not, directly or indirectly, except to the extent required by law: (1) reveal, divulge, make known, sell, exchange, give away or otherwise dispose of, to any person, firm or company any Confidential Information of the Company or any Group Company or its or their business, whether the same shall or may have been designed, developed or originated by the Executive or otherwise; or (2) reveal, divulge or make known to any person, firm or company, the name of any customers of the Company or any Group Company. This obligation shall not apply to information which (i) is acquired from a third party who, to


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       the  best  of  the  Executive's  knowledge,  is  not  in  default  of any obligation to the Company or any Group Company in disclosing such information or (ii) is already in the public domain or known to the Company's competitors or the public generally or that becomes available to the public generally or the Company's competitors other than as a result of the Executive's breach of this Agreement. All records (whether in hard copy or digital form), books and computer discs relating in any manner whatsoever to the Company or any Group Company shall be the exclusive property of the Company or such Group Company regardless of who actually prepared the original record or book. The Executive shall not copy or cause to have copied any such records and books except in the ordinary course of business. All such records and books shall be immediately returned to the Company by the Executive on the Termination Date.

13.     Intellectual property

13.1 The Executive shall forthwith communicate to the Company in confidence all Intellectual Property which the Executive may make or originate either solely or jointly with another or others during the Employment.

13.2 In the case of such Intellectual Property as is made or originated hereunder wholly or substantially in the course of his normal duties or in the course of duties specifically assigned to him and which relate to the affairs of the Company or any Group Company the following subclauses of this clause shall apply.

13.3 Such Intellectual Property (or in the case of Intellectual Property made or originated by the Executive jointly with another or others to the full extent of the Executive's interest therein so far as the law allows) shall be and become the exclusive property of the Company and shall not be disclosed to any other person, firm or company without the consent of the Company being previously obtained which if given may be subject to conditions.

13.4 The Executive shall if and when required by the Company and at the expense of the Company do and/or combine with others in doing all acts and sign and execute all applications and other documents (including Powers of Attorney in favour of nominees of the Company) necessary or incidental to obtaining maintaining or extending patent or other forms of protection for such Intellectual Property in the UK and in any other part of the world or for transferring to or vesting in the Company or its nominees the Executive's entire right title and interest to and in such Intellectual Property or to and in any application, patent or other form of protection or copyright as the case may be including the right to file applications in the name of the Company or its nominees for patent or other forms of protection or for registration of copyright in any country claiming priority from the date of filing of any application or other date from which priority may run in any other country.

13.5 The provisions of this clause shall remain in full force and effect notwithstanding that after the Executive has made or originated any such Intellectual Property the Employment may have ceased or been determined for any reason whatsoever with the intention that the same shall bind the heirs of and/or assigns of the Executive.



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14.  Restrictions on the Executive

     During the Employment the Executive shall not without the written consent of the Board (and other than in relation to a Group Company or the Company's holding company) directly or indirectly be engaged, concerned or interested in any other business either alone or jointly with or as director, manager, agent or servant of any other person, firm or company and whether inside or outside his usual hours of work.

15.  Non-competition/Non-solicitation

15.1 In light of the special and unique services that have been and will be furnished to the Company by the Executive and the Confidential Information that has been and will be disclosed to the Executive during the Executive's relationship with the Company, and in consideration of the Company's undertaking to make the severance payments and benefits pursuant to Clause
     19.1 below the Executive agrees that during the period the Executive is employed by the Company and during the period the Executive is receiving those severance payments and benefits (the "Non-Competition Period"), the Executive will not, without the written consent of the Company, directly or indirectly, whether as principal, agent, officer, director, consultant, employee, partner, stockholder or owner of or in any capacity with any company, partnership, business, firm, individual, or any entity located any where in the world engage in, or assist another to engage in, any work or activity in any way competitive with the Business of the Company (as hereinafter defined). However, nothing herein shall prevent the Executive from owning not more than five percent (5%) of the equity share capital of any company as to which company the Executive has no relationship other than as a shareholder. In addition, during the Non-Competition Period, the Executive will not, directly or indirectly (a) induce or attempt to induce any officer or employee of the Company or any Group Company to leave the employment of the Company or any Group Company , or in any way interfere with the relationship between the Company or any Group Company and any officer, employee, director or shareholder thereof, or (b) hire directly or through another entity any person who is an employee of the Company or any Group Company on the date of termination of employment of the Executive, or
     (c) induce or attempt to induce any customer, dealer, supplier or licensee to cease doing business with the Company or any Group Company, or in any way interfere with the relationship between any such customer, dealer, supplier or licensee and the Company or any Group Company .

15.2 The Executive specifically agrees that because of his special expertise and the special and unique services that the Executive has been and will be furnishing the Company, and because of the Confidential Information that has been acquired by the Executive or will be disclosed to the Executive during the Executive's employment, the above stated geographic areas and time period, in and during which the Executive will not compete with the Company, are reasonable in scope and duration and are necessary to afford the Company just and adequate protection against the irreparable damage which would result to the Company from any activities prohibited by this Clause.


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15.3 If the  Executive  in any way breaches  the  obligations  specified in this
     Clause, the Company shall have the right, in addition to any other remedies available to it, to terminate the further payment of any amounts due under Clause 18 hereof.

15.4 For purposes of this Agreement, the "Business of the Company" is the development, manufacturing and marketing of technologies, products and services for the automatic identification and keyless data entry industry, and includes, but is not limited to, products, services, applications, systems and technologies relating to bar coded data, magnetic stripe encoded data, radio frequency communications of bar coded or related data, optical character recognition, machine vision as applied to the recognition of bar coded data and electronic interchange of bar coded or related data. The Business of the Company shall also include any business in which the Company or any Group Company is actually engaged or as to which it is doing research and development during the Employment.

16.  Delivery of documents and property

     The Executive shall upon request at any time and in any event upon the termination of the Executive's employment immediately deliver up to the Company or its authorised representative all keys, security passes, credit cards, plans, statistics, documents, records, papers, magnetic disks, tapes or other software storage media and all property of whatsoever nature which may be in his possession or control or relate in any way to the business affairs of the Company and any Group Company and the Executive shall not, without the written consent of the Company, retain any copies thereof.

17.  Termination of Agreement

17.1 Automatic termination

     This Agreement shall automatically terminate:

     (i)       on the Executive reaching his 65th birthday; or

     (ii)      if he resigns his office.

17.2 Immediate dismissal

     The Company may by notice terminate this Agreement with immediate effect if the Executive:

(i) has failed or refused to perform such services as may reasonably be delegated or assigned to him by the Board; or

(ii) if the Executive becomes prohibited by law from being a director; or


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(iii)commits any act of gross  misconduct or repeats or continues (after written warning) any other serious breach of his obligations  under this Agreement;
     or

(iv) is guilty of any conduct which in the reasonable opinion of the Board brings him, the Company or any Group Company into serious disrepute; or

(v) if the office of director of the Company held by the Executive is vacated pursuant to the Company's Articles of Association; or

(vi) is convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom or elsewhere); or

(vii)commits any act of dishonesty whether relating to the Company, any Group Company, any of its or their employees or otherwise; or

(viii) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(ix) is in the reasonable opinion of the Board incompetent in the performance of his duties;

     provided that in the case of paragraphs (ii), (v), (vi) and (viii) of this Clause 17.2 the Company may only terminate this Agreement with immediate effect if the Board in its absolute discretion reasonably believes that as a consequence of any such event the Executive would no longer be able to perform his duties under this Agreement.

17.3 Dismissal on short notice

     The Company may terminate this Agreement notwithstanding clause 11.2 by not less than 3 months' prior notice given at any time while the Executive is incapacitated by ill-health or accident from performing his duties under this Agreement and has been so incapacitated for a period or periods aggregating 180 days in the preceding 12 months

17.4 Notice

     If notice is served by either the Executive or the Company to terminate the Employment the Company shall at any time thereafter be entitled to require the Executive either:


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(i)  to work such notice (or the remainder thereof); or

(ii) not to enter the premises of the Company or any Group Company during the applicable notice period except by prior appointment with the Chairman of the Board nor to contact or communicate with customers/clients, prospective clients, suppliers, distributors, agents, employees or independent contractors of the Company or of any Group Company without the prior approval of the Chairman of the Board;

     and in the latter case the Executive will continue to be paid his salary (at the rate then current) for the unexpired portion of the duration of the Employment or entitlement to notice as the case may be.

17.5 Miscellaneous

     At any time at the request of the Company and in any event on the termination of this Agreement for whatever reason, the Executive shall resign from all and any offices which he may hold as a Director of the Company or of any Group Company and from all other appointments or offices which he holds as nominee or representative of the Company or any Group Company and if he should fail to do so within seven days the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) and/or transfer(s).

18. Severance Payment

18.1 Termination of Employment - In General

     In the event of the termination of the Employment by the Company for any reason other than Termination for Cause, death, disability or a Change in Control, the Company will continue to pay the Executive for a period of one year following the Termination Date an amount equal to the aggregate of:-

(x) the Executive's salary at the annual rate in effect on the Termination Date; and

(y) the highest annual incentive payments paid to the Executive under the Company's current Business Incentive Scheme or any successor scheme in the three full financial years preceding the Termination Date,; and

(z) an amount equal to the annual cost to the Company of providing a company car for the Executive;

     Provided that the Company may in its absolute discretion choose to continue to provide the Executive with a car for a period of one year after the Termination Date on the terms contained in Clause 9 above in which case the amount in (z) above shall not be included in the above calculation. Such amount shall be payable monthly. In addition, the Company will provide the Executive with the Executive's then current medical expenses insurance, long term disability insurance and life assurance benefits for a period of one year following the Termination Date. In the event of the Executive's death while receiving severance payments hereunder, all remaining severance instalment payments otherwise payable to the Executive hereunder will be paid in the same amounts and in the same manner to the Executive's personal representatives. All payments made to the Executive hereunder will be subject to all applicable employment and withholding taxes.


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18.2  Termination of Employment - Change in Control

     In the event of the termination of the Employment within the two year period following a Change in Control, and such termination is (i) by the Company for any reason other than Termination for Cause, death or disability, or (ii) by the Executive for "Good Reason", the Company will pay the Executive a total amount equal to the aggregate of:-

(x) an amount equal to the Executive's salary at the annual rate in effect on the Termination Date multiplied by 2.9; and

(y) an amount equal to the highest annual incentive payments paid to the Executive under the Company's current Business Incentive Scheme or any successor scheme in the three full financial years preceding the Termination Date multiplied by 2.9; and

(z) an amount equal to the annual cost to the Company of providing a company car for the Executive;

     Provided that the Company may in its absolute discretion choose to continue to provide the Executive with a car for a period of one year after the Termination Date on the terms contained in Clause 9 above in which the amount in (z) above shall not be included in the above calculation. Payments of such total amount will be made by equal monthly instalments over a period of three years following the Termination Date. In addition, the Executive will be entitled to exercise any share options granted to him by the Company or any Group Company notwithstanding that the contractual date for the exercise of such share options may not have been reached and the Company will continue to provide the Executive with the Executive's then current medical expenses insurance, long term disability insurance and life assurance benefits for a period of three years. All payments made to the Executive hereunder will be subject to all applicable employment and withholding taxes.


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18.3 Limitations

     Notwithstanding anything in this Agreement to the contrary, the maximum amount of cash and other benefits payable under this Clause 18 shall include all compensation to which the Executive may be entitled in the event of his successfully claiming unfair dismissal and shall also include all damages to which the Executive may be entitled in the event of his successfully claiming that the Employment has been wrongfully terminated and shall include all redundancy payments to which he may be entitled in the event of his redundancy.

19.     Certain Additional Definitions

19.1 Change in Control

     A "Change in Control" shall be deemed to have occurred (i) on the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the US Securities Exchange Act of 1934, other than the Holding Company, in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership as determined as provided in Rule 13d-3, or any successor rule under such Act), of 30% or more of the outstanding voting securities of the Holding Company; or (ii) on the date on which one third or more of the members of the Board of Directors of the Holding Company shall consist of persons other than Current Directors (for these purposes, "Current Director" shall mean any member of the Board of Directors of the Holding Company elected at or continuing in office after, the 1997 Annual Meeting of Shareholders of the Holding Company, any successor of a Current Director who has been approved by a majority of the Current Directors then on the Board of the Holding Company, and any other person who has been approved by a majority of the Current Directors then on the Board of the Holding Company); or (iii) on the date of approval of (x) the merger or consolidation of the Holding Company with another corporation where the shareholders of the Holding Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation would be entitled in the election of directors or where the members of the Board of Directors of the Holding Company, immediately prior to the merger or consolidation, would not immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or
     (y) on the date of approval of the sale or other disposition of all or substantially all the assets of the Holding Company.


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19.2 Good Reason

     Good Reason shall mean the occurrence or existence of any of the following with respect to the Executive: (i) the Executive's annual rate of salary is reduced from the annual rate then currently in effect or the Executive's other employee benefits are in the aggregate materially reduced from those then currently in effect (unless such reduction of employee benefits applies to employees of the Company generally), or (ii) the Executive is assigned duties that are demeaning or are otherwise materially inconsistent with the duties then currently performed by the Executive, or (iii) the Executive's place of work is moved more than 25 miles from its then current location. Before the Executive may terminate the Employment for Good Reason, he must notify the Company in writing of his intention to terminate and the Company shall have 15 days after receiving such written notice to remedy the situation, if possible.

20.  General

20.1 Other terms

     The provisions of the Company's standard terms and conditions of employment (as amended from time to time) shall be terms of the Executive's employment except to the extent that they are inconsistent with this Agreement.

20.2 Statutory particulars

     The further particulars of terms of employment not contained in the body of this Agreement which must be given to the Executive in compliance with Part 1 of the Employment Protection (Consolidation) Act 1978 are given in the Schedule.

20.3 Prior agreements

     This Agreement is in substitution for any previous contracts of employment or for services between the Company or any of its Group Companies and the Executive (which shall be deemed to have been terminated by mutual consent).

20.4 Accrued rights

     The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

20.5 Proper law

     The validity construction and performance of this Agreement shall be governed by and construed under English law and each of the parties hereto submits to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising under this Agreement.


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20.6 Benefit of Obligations

     The Company hereby declares itself trustee of the obligations and covenants given in this Agreement by the Executive insofar as they are expressed to be for the benefit of any Group Company and holds the said obligations and covenants insofar as they are expressed to be for the benefit of any such company upon trust for the absolute benefit of such company and the Executive hereby covenants with the Company in its capacity as such trustee to observe and perform each of the said obligations and covenants.

20.7 Notices

     Any notice to be given hereunder shall be served in the case of a notice to be served on the Executive by being delivered either personally to him or sent by prepaid first class post addressed to him at his usual or last known place of abode or, in the case of a notice to be served on the Company, be delivered at or sent by prepaid first class post to its registered office for the time being and any such notice so posted shall be deemed served on the second day following that on which it was posted.

AS WITNESS the hands of the parties hereto the day and year first above written.


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                                    SCHEDULE

              Part 1 Employment Protection (Consolidation) Act 1978

The following information is given to supplement the information given in the body of the Agreement in order to comply with the requirements of Part 1 of the Act.

1. The Executive's employment by the Company commenced on the date of this Agreement.

2. The Executive's period of continuous employment with the Company began on 12 May 1997.

3. The Executive's hours of work are the normal hours of the Company from 9 am to 5.30 pm Monday to Friday each week together with such additional hours as may be necessary so as properly to fulfil his duties.

4.      The  Executive  is  subject  to the  Company's  Disciplinary  Rules  and
        Disciplinary   Procedures  copies  of  which  have  been  given  to  the
        Executive, but has no contractual entitlement in those respects.

5. If the Executive has any grievance relating to his employment (other than one relating to a disciplinary decision) he should refer such grievance to the Chairman of the Board and if the grievance is not resolved by discussion with him it will be referred to the Board for resolution.


SIGNED by                                               )
on behalf of PSC BAR CODE LIMITED                       )
in the  presence of:-                                   )


Witness:

Address:


Occupation:

SIGNED by NIGEL PHILIP           )
 DAVIS in the presence of:-      )


Witness:

Address:

Occupation: